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                                                                    EXHIBIT 23.6


                         CONSENT OF NOMINATED DIRECTOR


     I hereby consent to all references to me as a nominated director in the Registration Statement of Hawthorne Financial Corporation and the joint proxy statement/prospectus constituting a part thereof.


                                    /s/  CARLTON J. JENKINS
                                   ----------------------------
                                   Carlton J. Jenkins

May 31, 2002
Los Angeles, California